Exhibit 10.15

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

RMB 7,000,000	March 17, 2023

For value received, AgiiPlus Inc., an exempted company incorporated under the Laws of the Cayman Islands with company number 371912 (the “Company”), promises to pay KING INSPIRATION LIMITED, a private limited company duly incorporated and validly existing under the laws of the British Virgin Islands (the “Holder”, together with the Company, each as a party to this Note), on the Maturity Date (as defined below), the principal sum of RMB7,000,000 and the accrued interest thereon subject to the terms and conditions of this Note. This Note is subject to the following terms and conditions.

WHEREAS, pursuant to the written resolutions of all shareholders of the Company and written resolutions of the directors of the Company, in each case, passed on 28 October 2022, the Company has re-designated its authorised share capital and has allotted and issued certain new shares in the Company to shareholders of the Company on a pro rata basis (the “Allotment”).

WHEREAS, the Company has agreed with its shareholders that on or before the date of this Note, each shareholder in the Company will surrender, for no consideration, certain of the issued shares in the Company and registered in the name of that shareholder (the “Surrender of Shares”).

The Company and the Holder intend this document to take effect as a deed (even though the Holder only executes it under hand).

1. Maturity. The principal under this Note shall be due and payable upon the first (1st) anniversary from the date hereof or a later date mutually agreed in writing by the Company and the Holder (the “Maturity Date”), unless this Note is previously exchanged pursuant to Section 2 hereunder or unless the maturity of this Note is accelerated upon the occurrence of Event of Default. The Maturity Date of this Note may be extended for another one (1) year if mutually agreed by the Company and the Holder. This Note may not be prepaid without the written consent of the Holder prior to the closing of the Next Financing and may be prepaid at the sole discretion of the Company to the extent the Holder does not exercise its right to exchange the Note to the Conversion Shares as agreed in Section 2 hereof.

2. Exchange.

Exchange. On or before the earliest to occur of (a) the Maturity Date, (b) the seventh (7th) Business Day (as defined in the Amended and Restated Memorandum and Articles of Association of the Company) following the execution date of the transaction documents with respect to any subsequent round of financing carried out by the Company (the “Next Financing”) and (c) the time immediately prior to the completion of a public offering by the Company of its shares on a certain stock market approved by the board of directors of the Company (the “Exchange Period”), the Holder shall be entitled to (but not obliged to) to exchange all or part of the principal of this Note (the “Exchange Right”), into fully paid and non-assessable Series A+ Preferred Shares (as defined in the Amended and Restated Memorandum and Articles of Association of the Company) of the Company (the “Conversion Shares”). The number of Conversion Shares to be issued upon such exchange shall be equal to the quotient obtained by dividing (i) all or the relevant part of the principal amount of this Note by (ii) the Conversion Price (as defined in the Amended and Restated Memorandum and Articles of Association of the Company) for a Series A+ Preferred Shares. For the avoidance of doubt, after completion of the Allotment and the Surrender of Shares, the Conversion Price for a Series A+ Preferred Shares shall be appropriately adjusted to RMB 19.66 per share (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events).

Mechanics and Effect of Exchange. No fractional shares of the Company’s capital will be issued upon exchange of this Note for Conversion Shares. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay to the Holder in cash the amount of the principal and interest balance of this Note that would otherwise be exchanged into such fractional share simultaneously with or before the delivery of the documents referred to in the following paragraph. Subject to exchange of this Note having been effected pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.

1. In order to effect an exchange of this Note for the Conversion Shares, the Holder shall deliver to the Company a written notice (a “Notice”) within the Exchange Period. Within fifteen (15) Business Days after the Company’s receipt of the Notice, (i) the Company shall procure that the name of the Holder be entered onto the register of members of the Company and promptly thereafter shall cause the Company to deliver to the Holder a certified copy of such register of members and, upon request by the Holder, the share certificate(s), each representing the number of fully paid and non-assessable Conversion Shares transferred to the Holder as set forth in the register of members of the Company.

2. Interest. Interest shall accrue at a simple rate of eight percent (8%) per annum on the outstanding principal amount under this Note for the period commencing on the date hereof until the date of payment in full of the outstanding principal amount under this Note and the accrued interests thereon.

The Company shall, within three (3) Business Days following the expiry of each three (3)-month period after the date hereof, settle and pay the Holder all the interest payable for the preceding three (3) months, and on the first (1st) Business Day following the expiry of the Maturity Date, pay all the remaining principal due and all the remaining interest payable, in RMB in one lump sum, to the bank account designated by the Holder.

If the Holder exercises its Exchange Right with respect to all or part of the principal of the Note as agreed in Section 2 hereof, the parties agree that the relevant interest accrued on the principal in relation to such exchange shall be accrued till the date of the completion of the exchange and settled on the first (1st) Business Day following the completion of the exchange.

3. Payment. All payments shall be made in immediately available funds in the lawful money of the PRC (as defined in the Amended and Restated Memorandum and Articles of Association of the Company) by electronic transfer by remittance to such bank account as the Holder hereof may from time to time designate in writing to the Company.

4. Each party hereto represents and warrants to the other party as follows:

(1) It is an entity lawfully incorporated, validly existing and in good standing under the applicable laws and regulations of its place of incorporation;

(2) pursuant to the laws of its place of incorporation or locality, it has all powers, authorities and approvals required for the execution of this Note, and has all powers, authorities and approvals required for full performance of each of its obligations under this Note;

(3) Its representative who signs this Note has been fully authorized to execute this Note; and

(4) Its execution of this Note does not violate any contract, agreement, articles of association, effective judgment, award, judicial adjudication or administrative decision by which it is bound.

5. Events of Default.

Definition. For purpose of this Note, unless otherwise approved by the Holder in writing, a default by the Company in the observance or performance of any representation, warranty, covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Note and the Share Repurchase Agreement entered into by the Company and the Holder dated August 16, 2021 (as amended) shall be an “Event of Default” hereunder.

Consequences of Events of Default.

If an Event of Default occurs, the Holder shall have the right to adopt one or more of the following remedies to protect its rights:

(1) The Holder may require specific performance by the Company;

(2) The Holder may suspend performance of its obligations and resume the performance after the breach by the Company ceases to exist; the suspension of performance of its obligations by the Holder in accordance with this sub-clause shall not constitute the Holder’s failure or delay in performing its obligations;

(3) If the Holder requires the Company to remedy its breach, but the Company fails to remedy the same within five (5) Business Days after receipt of the notice of rectification given by the Holder, the Holder shall have the right to (a) terminate this Note unilaterally by giving a written notice to the Company, which notice shall become effective as of the date on which it is given and; provided that the giving of the notice of unilateral termination by the Holder does not operate as its waiver of any right to pursue the liability for breach against the Company in accordance with the law; and/or (b) accelerate and declare all outstanding amounts (principal and interest included) immediately due and payable (whereupon they shall be immediately due and payable);

(4) If the Company fails to perform any of its payment obligations in a timely manner in accordance with this Note, the Holder shall have the right to require the Company to pay the Holder a late payment interest of Zero Point Zero Six Percent (0.06%) per day;

(5) The Company shall indemnify the Holder for the direct economic loss suffered as a result, including the expenses actually incurred arising from an Event of Default, other losses to the extent permissible by law, and the expenses incurred by the Holder from the litigation or arbitration conducted with respect thereto; or

(6) The Holder may adopt other remedies provided in applicable laws, regulations or this Note.

Notwithstanding the foregoing, nothing herein limits the rights of the Holder to exchange all or any portion of the Note pursuant to Section 2 in lieu of such repayment by the Company.

6. Seniority. This Note constitutes direct, unsubordinated, unconditional and senior secured obligations of the Company, and the payment obligations of the Company under this Note shall at all times rank at least pari passu with all of its other present and future unsubordinated obligations and at all times rank senior to all of its present and future subordinated obligations but, in the event of a winding up, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

3. Availability of Shares. The Company shall keep available at any time and from time to time sufficient unissued and available Series A + Preferred Shares to satisfy its obligations hereunder from time to time, and procure that in connection with an exchange of this Note, all the Conversion Shares will be duly and validly issued and allotted to the Holder, credited as fully paid and free from any encumbrances, and rank at least pari passu with all the shares in the capital of the Company then in issue.

7. Tax. The parties agree that all the taxes (including, without limitation, interest income tax) incurred by the Holder in connection with the transaction under this Note shall be borne by the Company.

8. Undertaking. The Company undertakes to the Holder that, from time to time and at all times while this Note remains outstanding, the Company shall:

(a) pay the principal, any interest due and payable on this Note and/or any other amount due and payable under this Note in the manner specified herein;

(b) give written notice to the Holder promptly after it becomes aware of the occurrence of any condition or event that constitutes an Event of Default;

(c) unless so required by applicable law or for the purpose of establishing any dividend or other rights attaching to its shares or in connection with an IPO, ensure that the Company will not close its register of members or take any other action which would prevent the Note from being exchanged legally during business hours, nor take any action which would prevent the exchange of this Note; and

(d) maintain its due incorporation, registration and good standing under the Companies Act (Revised) of the Cayman Islands, as may be amended from time to time.

9. Successors and Assigns. This Note and the rights and obligations therein may not be assigned or transferred by any party without the written consent of the other party.

10. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Hong Kong without regard to principles of conflicts of law.

11. Dispute Resolution.

(a) Any dispute, controversy or claim arising in any way out of or in connection with this Note, including, without limitation:

(i)	any contractual, pre-contractual or non-contractual rights, obligations or liabilities; and

(ii)	any issue as to the existence, validity, interpretation, performance, breach or termination of this Note (together, with paragraph (a)(i) above, a “Dispute”),

shall be referred to and finally resolved by binding arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time (the “HKIAC Rules”) when the Notice of Arbitration (as defined in the HKIAC Rules) is submitted, which HKIAC Rules (save as amended herein) are deemed to be incorporated by reference into this Section.

Parties agree that the arbitration shall be conducted in accordance with the expedited procedure provided under the HKIAC Rules.

(b) The seat of arbitration shall be in Hong Kong.

(c) The arbitration tribunal shall consist of three arbitrators.

(d) The arbitration proceedings shall be conducted in the English language.

(e) Any award of the arbitration tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to comply without delay any order or award.

(f) The parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The parties shall not be deemed, however, to have waived any other right to challenge any award. Nothing in this paragraph shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction.

12. Notices. Unless otherwise agreed, any notice, demand, waiver and other contacts made under this Note shall be in writing and finally deemed as duly given if: (a) delivered to the other party hereto by personal delivery, (b) sent to the following fax number by fax, upon receipt of the transmission receipt confirming correct delivery, (c) sent by airmail or registered mail (postage prepaid and return receipt requested) to the other party at the following address, the seventh (7th) Business Day after posting it, or (d) sent by courier service (postage prepaid and with sending confirmation held by the sender) to the other party at the following address, the third (3rd) Business Day after sending it. For the purpose of this Section, one party may revise or supplement such address provided or designate an additional address by notifying the other party in writing.

Holder:	KING INSPIRATION LIMITED

Address:	上海市长宁区淞虹路207号明基商务广场B座8楼

Postcode:	200335

Email:	sunyanyan@jingruis.com

Attention:	Sun Yanyan (孙彦彦)

Company:	AGIIPLUS INC.

Address:	上海黄浦区西藏南路218号永银大厦5层

Postcode:	200021

Email:	hujing@distrii.com

Attention:	Hu Jing(胡京)

13. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder of this Note. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the Company and the Holder.

14. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single instrument. Any counterpart or other signature delivered by Email or other electronic signature shall be deemed for all purposes as being a good and valid execution and delivery of this Note by that party.

15. Third Party Rights.

(a) Unless expressly provided to the contrary in this Note, a person who is not a party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Note.

(b) Notwithstanding any term of this Note, the consent of any person who is not a party is not required to rescind or vary this Note.

16. Partial Invalidity. If at any time, any provision of the Note is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected of impaired.

17. Remedies and Waivers. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right or remedy under this Note shall operate as a waiver of any such right or remedy. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided under this Note are cumulative and not exclusive of any rights or remedies provided by law.

18. Day count convention. Any interest or similar amount accruing under this Note will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

19. Certificate and determinations. Any certification or determination by the Holder of a rate or amount under this Note is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20. Payments free and clear. All sums payable by the Company under this Note shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be required by law. If any deductions or withholdings are required by law, the Company shall be obliged to pay to the Holder such sum as will after such deduction or withholding has been made leave the Holder with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

21. Most Favored Nation Provision. The parties acknowledge that CITY CONNECTED COMMUNITIES PTE. LTD. (an existing shareholder of the Company) or one of its affiliates has or will provide debt financing to the Company as a lender. If the Company confers upon CITY CONNECTED COMMUNITIES PTE. LTD. or its affiliates any lender’s rights more favorable (as far as a lender is concerned) than those the Holder is entitled to under this Note (including, without limitation, those relating to interest rate and conversion into equity securities in the Company), the parties agree that such more favorable rights shall automatically apply to the Holder and this Note shall automatically be deemed to have been amended to incorporate such more favorable rights, mutatis mutandis, as if set forth fully herein.

22. This Note is executed as a deed and delivered on the date stated at the beginning of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date first set forth above.

COMPANY:

EXECUTED	)
AS A DEED	)
for and on behalf of

AGIIPLUS INC.:	)	/s/ Jing Hu
in the presence of:	)	Duly Authorised Signatory
	)	Name:	Jing Hu
	)	Title:	Director

/s/ Yi Zhu
Signature of Witness

Name:	Yi Zhu
Address:

[Signature Page to Convertible Promissory Note]

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date first set forth above.

AGREED TO AND ACCEPTED:
KING INSPIRATION LIMITED

By:	/s/ Chao Chen
Name:	Chao Chen
Title:	Director

Address:	上海市长宁区淞虹路207号明基商务广场B座8楼
Attn:	Sun Yanyan (孙彦彦)
Email:

[Signature Page to Convertible Promissory Note]